UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street
New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.              Entry into a Material Definitive Agreement.

On April 28, 2009, GFI Group Inc. (the “Company”) and certain of its subsidiaries, entered into a fourth amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of February 24, 2006 (as amended, the “Credit Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2006.  The Fourth Amendment was effective on April 28, 2009 and decreased the Aggregate Revolving Commitments (as defined in the Credit Agreement) from $265 million to $175 million.  The Fourth Amendment also modified certain definitions and covenants, increased the Applicable Margin (as defined in the Credit Agreement) and reduced the Maximum Consolidated Leverage Ratio (as defined in the Credit Agreement).

A copy of the Fourth Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached hereto and incorporated herein by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Fourth Amendment to Credit Agreement, dated as of April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: April 30, 2009	By:	/s/ James Peers
	Name:	James Peers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement, dated as of April 28, 2009.